                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934


Filed by the Registrant  [x]
Filed by a Party other than the Registrant  [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement    [_] Confidential, for Use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(2))

[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                DIVALL INSURED INCOME FUND LIMITED PARTNERSHIP
               (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11(c)(2):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[x]  Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:  $3,290.76

     2)   Form, Schedule or Registration Statement No.:  Schedule 14A

     3)   Filing Party:  DiVall Insured Income Fund Limited Partnership

     4)   Date Filed:    April 10, 1998

                DIVALL INSURED INCOME FUND LIMITED PARTNERSHIP
                        101 W. 11th Street, Suite 1110
                          Kansas City, Missouri 64105

--------------------------------------------------------------------------------

                    REQUEST FOR CONSENT OF LIMITED PARTNERS

--------------------------------------------------------------------------------

Dear Limited Partner:

     As discussed more fully in the attached Consent Statement, we are soliciting the consent of Limited Partners to a sale of all the Partnership's remaining properties and a subsequent liquidation of the Partnership. We believe that a liquidation of the Partnership is in the best interests of the Limited Partners. Please read the Consent Statement carefully before filling out the attached Consent Card.

     You may have recently received one or more tender offers to purchase your units in the Partnership. We believe that the sale of properties and liquidation of the Partnership outlined in this Consent Statement will maximize the Limited Partners' return. Thus, we have recommended that you not tender and instead vote FOR the proposal on the enclosed Consent Card.

     Holders of more than 50% of the outstanding Partnership units must approve the sale of all or substantially all of the Partnership's assets. Only Limited Partners of record at the close of business on April 15, 1998 will be entitled to notice of, and to participate in, the vote. Failure of a Limited Partner to return a Consent Card will constitute a vote AGAINST the proposed sale.

     If Limited Partners holding a majority of outstanding Partnership interests do approve of the sale, we will aggressively pursue the final sale of the properties on the terms described in the Consent Statement.

     YOUR CONSENT IS IMPORTANT. PLEASE SIGN AND DATE THE ENCLOSED GRAY CONSENT CARD AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. YOU MAY REVOKE YOUR CONSENT IN WRITING.

                                   Very truly yours,

                                   THE PROVO GROUP, INC.,
                                   as General Partner of
                                   DIVALL INSURED INCOME FUND
                                   LIMITED PARTNERSHIP

                                   April 23, 1998

                DIVALL INSURED INCOME FUND LIMITED PARTNERSHIP
                          101 W. 11TH ST. SUITE 1110
                          KANSAS CITY, MISSOURI 64105

                               CONSENT STATEMENT
                                APRIL 23, 1998

     This Consent Statement is being furnished to holders ("Limited Partners")
                                                            ----------------
of limited partnership interests ("Units") in DiVall Insured Income Fund Limited
                                   -----
Partnership, a Wisconsin limited partnership ("Partnership"), in connection with
                                               -----------
the solicitation of written consents by the Partnership to approve a sale of all of the Partnership's properties either on an individual or group basis (the "Proposed Sale"), and to subsequently liquidate the Partnership. No meeting will
 -------------
be held in connection with this solicitation of consents from the Limited Partners. To be counted, a properly signed Gray Consent Card must be received by the independent tabulators ReSource/Phoenix (the "Tabulator") at 2401 Kerner
                                                  ---------
Boulevard, San Rafael, California 94901 on or before May 31, 1998. Failure of a Limited Partner to return a Consent Card will constitute a vote AGAINST the Proposed Sale.

     This Consent is solicited by The Provo Group, Inc. (the "General Partner"),
                                                              ---------------
the sole general partner of the Partnership, to implement the General Partner's recommendation that the Partnership's assets be sold and the Partnership be liquidated. This Consent also responds to an Offer to Purchase dated March 27, 1998 (the "Tender Offer") to the Limited Partners by U.S. Restaurant Properties,
           ------------
Inc. ("USRP").  The General Partner believes the purchase price offered by USRP
       ----
in the Tender Offer of $575 per Unit (the "Tender Offer Price") is too low, and
                                           ------------------
that the Proposed Sale will maximize the Limited Partners' return on their investment. Solicitation of Consents other than by mail may be made by telephone, facsimile or in person by regularly employed officers, employees and agents of the General Partner, who will not receive additional compensation for their efforts. The total cost of soliciting Consents will be borne by the Partnership.

     Only Limited Partners of record at the close of business on April 15, 1998 will be entitled to vote by executing and returning the enclosed Consent Card.
A vote "For" the Consent will authorize the Partnership to proceed with the Proposed Sale. A Limited Partner may revoke its Consent Card at any time prior to May 31,1998, by mailing a properly executed Consent Card bearing a later date or by mailing a signed, written notice of revocation to the attention of the General Partner or the Tabulator. Revocation of a Consent Card will be effective upon receipt by the General Partner or the Tabulator of either (i) an instrument revoking the Consent Card or (ii) a duly executed Consent Card bearing a later date. This Consent Statement and Consent Card were first mailed to Limited Partners on or about April 23,1998.


                                 INTRODUCTION
                                 ------------

General Information

     The Partnership owns 22 parcels of real property (collectively the "Properties" and individually a "Property"). Each Property is subject to an
 ----------                      --------
Absolutely Net Lease, or sublease, between the Partnership as lessor and the operator of a business as tenant (collectively the "Leases," individually a
                                                    ------
"Lease").  Tenants operate as  fast-food, family style or casual/theme
 -----
restaurants (such as Hardee's, Popeye's Chicken, Denny's, etc.). The Partnership also leases certain equipment located at two of the Properties to the tenant pursuant to an equipment lease (collectively the "Equipment Leases").
                                                             ---------------

     THE PARTNERSHIP IS HEREBY SOLICITING WRITTEN CONSENTS FROM EACH PARTNER APPROVING THE PROPOSED SALE.

     The General Partner estimated at the end of 1997 that the net asset value of the Partnership was approximately $660/Unit. Based on the appraisals received from Valuation Associates Real Estate Group ("Valuation Associates"), on March
                                              --------------------
30, 1998, the net asset value of the Partnership, after deducting anticipated costs and expenses of the Proposed Sale and liquidation of the Partnership, is currently estimated to be approximately $718/Unit. See "Background and Recommendations of the General Partner - Appraised Values," below.

     The Partnership's Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement") provides in Section 10.2 that the General Partner
      ---------------------
may not sell substantially all of the properties without the approval of Limited Partners holding more than 50% of the Units. The total number of outstanding Units as of April 8, 1998 was 25,000. Each Unit is entitled to one vote. There is no established trading market for the Units.

     As of December 31, 1997, the Partnership had 1,759 Limited Partners of record. To the best knowledge of the General Partner, no person or group owns more than 5% of the Partnership's outstanding Units. Neither the General Partner, nor any of its officers or directors are the beneficial owners of any Partnership Units.

FORWARD-LOOKING STATEMENTS

THIS CONSENT STATEMENT CONTAINS FORWARD-LOOKING STATEMENTS. DISCUSSIONS CONTAINING SUCH FORWARD-LOOKING STATEMENTS MAY BE FOUND IN THE MATERIAL SET FORTH UNDER "DESCRIPTION OF THE PROPOSED SALE" AND "PRO FORMA UNAUDITED FINANCIAL DATA" AS WELL AS WITHIN THIS CONSENT STATEMENT GENERALLY. IN ADDITION, WHEN USED IN THIS CONSENT STATEMENT, THE WORDS "BELIEVES," "ANTICIPATES," "EXPECTS" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS; HOWEVER, NOT ALL FORWARD-LOOKING STATEMENTS WILL CONTAIN SUCH EXPRESSIONS. SUCH STATEMENTS ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES. ACTUAL RESULTS OR EVENTS IN THE FUTURE COULD DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF THE INABILITY OF THE GENERAL PARTNER TO FIND A SUITABLE PURCHASER FOR THE PROPERTIES, THE INABILITY TO AGREE ON AN ACCEPTABLE PURCHASE PRICE OR CONTRACT TERMS, A DECREASE IN THE FINANCIAL PERFORMANCE OF THE PROPERTIES, THE DISCOVERY OF AN ENVIRONMENTAL CONDITION IMPACTING ONE OR MORE OF THE PROPERTIES, AN ECONOMIC DOWNTURN IN THE MARKETS IN WHICH THE PROPERTIES ARE LOCATED AND OTHER FACTORS SET FORTH IN THIS CONSENT STATEMENT. THE PARTNERSHIP UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE ANY REVISIONS TO THESE FORWARD-LOOKING STATEMENTS THAT MAY BE MADE TO REFLECT ANY FUTURE EVENTS OR CIRCUMSTANCES.

             BACKGROUND AND RECOMMENDATIONS OF THE GENERAL PARTNER
             -----------------------------------------------------

DESCRIPTION OF PARTNERSHIP'S BUSINESS

     The operating revenue of the Partnership is derived from rent on the Leases and the Equipment Leases. Most of the Leases provide for a "Base Rent" and a "Percentage Rent." The Tenant is required to pay the Base Rent on a monthly basis, as well as be responsible for all taxes, insurance, utilities, and day-to-day maintenance and repair obligations with respect to each Property. The Tenant is required to pay Percentage Rent if the sales revenues generated by the Property (with certain adjustments) exceed certain levels measured on an annual
basis.   Percentage Rent, if applicable to a Property and if earned with respect to such Property, is usually payable annually. Generally, the only way to increase net operating revenues with respect to the Partnership's portfolio is for (i) Base Rents to increase, (ii) Percentage Rents to increase, or (iii) the Partnership to reduce expenses.

     Base Rents.  The Base Rents in some of the Leases increase periodically or
     ----------
are modified.  The Base Rent for 9 Leases are due for an increase in 1998.
Most of the remaining Leases are not scheduled to have an increase over the remainder of the term of the Lease. Base Rent increases also generally occur upon the renewal of a Lease. Six of the Leases provide the Tenant 2 options to renew for 5 years each and 5 of the Leases provide the Tenant 1 option to renew for 5 years. The average remaining term of the Leases is approximately 10 years from January 1, 1998. The average increase in the Base Rent as of the rent adjustment dates (either within the term or upon renewal) is 2.5%. It is projected that the scheduled increases in Base Rent will increase the Partnership's revenues (assuming all other revenues and expenses remain at 1997 levels) by $26,016 in 1998, $0 in 1999 and $52,800 in 2000.

     Percentage Rents. Although most of the Tenants appear to have increased or
     ----------------
maintained the sales at the Properties in 1997, the General Partner does not anticipate significant increases in Percentage Rents for 1998. Percentage Rents are generally viewed as a function of inflation, the overall success of the restaurant concept, and the success of the individual location. There is little that the Partnership, as landlord, can do to positively affect the Percentage Rent earned at any of the Properties. Given the low inflation rate that has predominated in the U.S., and the highly competitive nature of the convenience restaurant sector, there is little indication that external forces will drive up the Percentage Rents in the near future, although the current high consumer confidence levels may translate into more dining out.

     Expenses.  The General Partner believes that the expenses associated with
     --------
managing the Partnership compare favorably with other partnerships managing similar portfolios in the industry. The General Partner believes that the expenses incurred by the Partnership in 1997 represent the expected level of expenses (assuming that Provo continues managing the portfolio of Properties), now that the significant expenses associated with the Restoration are over. Although the General Partner will continue to work to reduce expenses while retaining the quality of services, the General Partner does not predict significant reductions in expenses for the foreseeable future.

BACKGROUND OF PARTNERSHIP

     Since becoming the general partner of the Partnership in May of 1993, The Provo Group, Inc., an Illinois corporation ("Provo") has constantly looked to
                                              -----
maximize the value of the Partnership. Initially, Provo worked to (i) restore confidence in management, and (ii) provide accountability of the General Partner to the Limited Partners by appointing the Advisory Board, made up of limited partners and representatives of the broker/dealer community. Provo also initiated successful efforts to recover funds (the "Restoration") from the
                                                    -----------
former general partners (Gary DiVall and Paul Magnuson) and former accountants and attorneys for the Partnership. These efforts have resulted in the Partnership recovering approximately $745,000 in Restoration.

     More recently, the General Partner, in consultation with the Advisory Board, has considered various means of maximizing Partnership value. Among the alternatives they have considered are (i) continuing to operate the Partnership's business, (ii) transferring the Partnership's assets to a Real Estate Investment Trust (a "REIT") in a roll-up transaction, and (iii) selling
                            ----
the Partnership's Properties, both individually and in bulk. As disclosed in the Tender Offer (p.17), USRP did approach the General Partner in January of this year and expressed an interest in acquiring all of the Partnership Properties. USRP proposed to pay Provo approximately $600,000 in exchange for Provo's interest as general partner in the Partnership. As part of the USRP proposal Provo was required to assist USRP in acquiring the Units for $575/Unit. The USRP proposal was preliminary, informal and nonbinding. Provo informed USRP that the Partnership was not for sale. Provo believed that to accept such an offer without subjecting the Partnership's portfolio to an independent appraisal and without actively marketing the Properties was not in the best interest of the Limited Partners. Provo also believed the price offered to the Limited Partners was inadequate.

TENDER OFFER

     The Tender Offer is an attempt by USRP to acquire the Properties by obtaining control of the Partnership. "If [USRP] acquires control of the Partnership, [USRP] intends to pursue a merger or similar combination between the Partnership and [USRP] or an affiliate of [USRP] or seek to consummate a sale of the Partnership's assets to [USRP] or an affiliate of [USRP] (collectively, a "Combination Transaction") at a purchase price per [Unit] no
                  -----------------------
greater than the [Tender Offer Price]" (p. 1 of the Offer to Purchase). Essentially, the Tender Offer is an attempt by USRP to acquire all of the Partnership assets by paying each of the Limited Partners not more than $575 per Unit.

     The Tender Offer Price is $575/Unit, less the value per Unit of any
                                          ----
distribution of cash or assets of the Partnership made after March 27, 1998. Since it is anticipated that the Partnership will make at least one quarterly distribution of $17/Unit prior to the date that USRP would pay for tendered Units, the actual net proceeds would be $558/Unit. See "BACKGROUND AND RECOMMENDATIONS OF GENERAL PARTNER-Liquidation Value/Comparison to Tender Offer."

     The General Partner does not believe that $575/Unit reflects the true value of the Partnership's assets. The General Partner had estimated that the net asset value of the Partnership as of December 31, 1997 was $660/Unit. In order to validate such estimate, the Partnership retained Valuation Associates, an experienced appraisal company based in Orlando, Florida, to provide appraised values for each of the Properties. Although the General Partner intends to sell all the Properties in a single sale, if the General Partner believes it is in the best interest of the Limited Partners, the Properties may be sold individually or in any combination, provided that the Total Sales Price (as defined below) for all the Properties equals or exceeds 90% the aggregate appraised value for such Properties. See "DESCRIPTION OF PROPOSED SALE - Purchase Price."

APPRAISALS

     Valuation Associates was selected to appraise the Properties by the General Partner because of its reputation in the industry and due to satisfaction with prior engagements of the firm. The General Partner and Valuation Associates have no other current or ongoing relationships. Valuation Associates has been in the business of the valuation of restaurant and other real estate properties for over 30 years. Its staff includes Members of the Appraisal Institute (MAI) and have other qualifications such as the SRPA designation and various state certifications. Many members of its staff also hold advanced degrees in finance, economics, real estate and restaurant and hospitality management. The market value appraisals of the Properties provided by Valuation Associates follow the Uniform Standards of Professional Appraisal Practice, and exclude wall coverings, tenant improvements and furniture, fixture and equipment. The appraisal process included inspections of the sites and buildings, gathering and analysis of comparable sales, rents and construction costs, and evaluation of the Properties under the "income approach," utilizing the discounted cash flow technique.

THE PROPERTIES

     The remaining properties of the Partnership and their individual appraised values are as follows:

     ACQUISITION DATE              TENANT         LOCATION                      APPRAISED VALUE
     ----------------              ------         --------                      ---------------
     03/27/87                 DenAmerica, Inc.    Denny's                       $  410,000
                                                  827 Park Ave.
                                                  Beaver Dam WI

     06/30/87                 DenAmerica, Inc.    BW-3                             709,500
                                                  502 N. Blake Road
                                                  Hopkins, MN

     10/08/87                 Fazoli's            Fazoli's                         471,500
                              Restaurants, Inc.   3600 Merle Hay Road
                                                  Des Moines, IA

     07/08/87                 TP Acquisition      Taco Cabana                    1,136,000
                              Corp.               4355 Camp Wisdom
                                                  Dallas, TX

     ACQUISITION DATE              TENANT         LOCATION                      APPRAISED VALUE
     ----------------              ------         --------                      ---------------
     01/08/87                 TP Acquisition      Taco Cabana                     1,193,000
                              Corp.               1505 N. Collins Street
                                                  Arlington, TX

     09/28/87                 TP Acquisition      Taco Cabana                   $ 1,212,000
                              Corp.               12475 NW Hwy. & Shiloh Rd.
                                                  Dallas, TX

     10/27/87                 Chi Chi's, Inc.     Chi-Chi's Mexican               1,225,000
                                                  1030 Clairemont Ave.
                                                  Eau Claire, WI

     12/01/87                 THG Restaurant      Popeye's Famous Chicken           802,000
                              Group, Inc.         7430 S. Stoney Island Ave.
                                                  Chicago, Il

     12/01/87                 THG Restaurant      Popeye's Famous Chicken           885,000
                              Group, Inc.         300 E. 35th Street
                                                  Chicago, IL

     12/01/87                 THG Restaurant      Popeye's Famous Chicken           757,000
                              Group, Inc.         346 E. 95th Street
                                                  Chicago, IL

     12/01/87                 THG Restaurant      Popeye's Famous Chicken           750,000
                              Group, Inc.         111 W. 75th Street
                                                  Chicago, IL

     12/01/87                 THG Restaurant      Popeye's Famous Chicken           704,000
                              Group, Inc.         818 E. 47th Street
                                                  Chicago, IL

     12/01/87                 THG Restaurant      Popeye's Famous Chicken           795,000
                              Group, Inc.         8732 S. Stoney Island Road
                                                  Chicago, IL

     12/01/87                 THG Restaurant      Popeye's Famous Chicken           525,000
                              Group, Inc.         5431 S. Halsted
                                                  Chicago, Il

     12/23/87                 Manzana Grande,     Rio Bravo                         971,500
                              Inc.                3000 32nd Ave, S
                                                  Grand Forks, ND

     12/24/87                 DenAmerica, Inc.    Denny's                           947,500
                                                  10614 N. 43rd Ave
                                                  Glendale, AZ

     12/24/87                 DenAmerica, Inc.    Denny's                           765,000
                                                  87th and Grand Avenue
                                                  Peoria, AZ

--------------------------------------------------------------------------------

              COMPARISON OF TENDER OFFER vs. PROPOSED LIQUIDATION
                   - TOTAL PROCEEDS TO LIMITED PARTNERS/UNIT

     PROJECTED PAYMENT CHRONOLOGY       USRP TENDER OFFER          PROPOSED
     ----------------------------       -----------------          --------
                                                                 LIQUIDATION
                                                                 -----------

Projected May 15, 1998
Distribution of Operating Income             $17                     $17

--------------------------------------------------------------------------------

     ACQUISITION DATE              TENANT         LOCATION                      APPRAISED VALUE
     ----------------              ------         --------                      ---------------
     03/18/88                 DenAmerica, Inc.    Denny's                            820,500
                                                  7605 E. McDowell
                                                  Scottsdale, AZ

     03/18/88                 DenAmerica, Inc.    Denny's                        $   600,000
                                                  1231 W. Baseline
                                                  Mesa, AZ

     03/24/88                 Hardee's Food       Hardee's                           633,500
                              Systems, Inc.       838 E. Johnson Street
                                                  Fond du Lac, WI

     03/25/88                 TP Acquisition      Taco Cabana                      1,274,000
                              Corp.               1827 Greenville Avenue
                                                  Dallas, TX

     04/15/88                 BJ's, Inc.          BJ's Market                        695,000
                                                  8736 S. Stoney Island Avenue
                                                  Chicago, IL
                              TOTAL                                              $18,282,000
                                                                                 ===========

     The appraisals by Valuation Associates were completed and delivered to the Partnership on March 30, 1998. As detailed above, the aggregate appraised value of the Partnership's Properties is $18,282,000.

LIQUIDATION VALUES/COMPARISON TO TENDER OFFER

     Based on the appraised value of the Properties, the net asset value is determined by reducing the appraised value of the Properties and the estimated fair market value of the Partnership's other assets by (i) the estimated transaction costs which would be incurred upon the sale of all of the Properties, including without limitation, commissions, title costs, surveys, legal fees and transfer taxes, and (ii) estimated expenses relating to the liquidation of the Partnership. The General Partner believes the net asset value as of April 1, 1998 is $718/Unit.

     In addition, the General Partner has projected distributions of net operating income earned for the period from January 1, 1998 through the projected closing date on the sale of the Properties (August 31, 1998) of approximately $42/Unit. In accordance with historic Partnership practice, such amounts would be paid quarterly on May 15, 1998 ($17/Unit), August 15, 1998 ($15/Unit) and November 15, 1998 ($10/Unit).

     Thus, the General Partner believes that the Limited Partners could receive approximately (i) $718/Unit in liquidating distribution if the Properties are competitively marketed and the Partnership is liquidated, and (ii) $42/Unit in income distributions prior to or contemporaneously with the liquidating distribution, for total distributions of approximately $760 from now until liquidation. This is approximately $173/Unit in excess of the Tender Offer Price, after adjusting for timing differentials.

-----------------------------------------------------------------------------------------------
              COMPARISON OF TENDER OFFER VS. PROPOSED LIQUIDATION
                   -TOTAL PROCEEDS TO LIMITED PARTNERS/UNIT

     Projected Payment Chronology                 USRP TENDER OFFER               PROPOSED
     ----------------------------                 -----------------               --------
                                                                                LIQUIDATION
                                                                                -----------
Projected May 15, 1998
Distribution of Operating Income                        $  17                      $ 17

Tender Offer Price Payment June 15, 1998/1/               558                         0

Projected August 15, 1998
Distribution of Operating Income                            0                        15

Projected November 15, 1998
Distribution of Operating Income                            0                        10

Projected Liquidating
Distribution November 15, 1998
(Assuming sale at Appraised Value)                          0                       718

Imputed Interest, Assuming Reinvestment of
 Tender Offer Payment (5% MM rate from 6/15/98
 to 11/15/98)                                              12                         0


   TOTAL                                                 $587                      $760
                                                         ====                      ====
/1/ Tender Offer Price payment may be at any time
    from the date a Unit is tendered until after
    July 3, 1998.
-----------------------------------------------------------------------------------------------


REASONS FOR PROPOSED SALE

     The General Partner has determined that now is a good time to sell the Partnership's Properties and then liquidate the Partnership, primarily for three related reasons. First, the General Partner believes that the Partnership's assets can be sold at a favorable price. The following factors indicate that the Properties will be highly valued by the market: (i) the low interest rate environment tends to drive up the value of any asset (like the Properties) which generate a stream of income; (ii) the U.S. economy is strong, (iii) the real estate sector is showing increasing strength, and (iv) the Tenants and restaurant concepts in the Partnership portfolio generally appear to be strengthening.

     Second, the Tender Offer Price is too low. As described above, the General Partner believes the Limited Partners could realize approximately $760/Unit (including both income distributions and liquidating distributions) upon a liquidation of the Partnership. This is substantially in excess of the $587/Unit (adjusted for the timing differential) being offered by USRP.

     Third, the proposed Tender Offer, even if it is not successful in acquiring over 50% of the Units in the near future, may prevent the Partnership from maximizing the value of the Partnership assets for all of the Limited Partners. As the Tender Offer acknowledges, if USRP obtains less than 50% of the Units, USRP "could then be in a position to influence decisions of the Partnership on which Limited Partners are entitled to vote." (Tender Offer, page 12). A majority vote of the Limited Partners is required to approve the sale of substantially all of the Partnership assets, as well as liquidation of the Partnership.

     From a practical standpoint, it can be expensive and difficult to obtain a favorable response rate from the Limited Partners appreciably greater than 50% on consent solicitations regardless of the popularity of the proposition. There are a myriad of reasons Limited Partners do not respond to solicitations, including being out of town, sick, disinterested, indifferent and/or unmotivated, even if they do not object to the proposition. Based on experience, the General Partner believes that a significant portion of the Limited Partners will not respond to any solicitation of proxies or consents. If one person holds even 20% of the remaining Units, it may become difficult to take Partnership action requiring Limited Partner consent without the vote of the large Unit-holder.

     Applying the foregoing to the current situation, USRP has indicated an intent to acquire all of the Partnership's Properties for $575/Unit. If they were to acquire 20% to 30% of the Units, they might be able to block the liquidation of the Partnership, even if such liquidation would result in the Limited Partners receiving more than $575/Unit.

                         DESCRIPTION OF PROPOSED SALE
                         ----------------------------

     The Partnership is soliciting this Consent as an alternative to the Tender Offer. If more than 50% of the Units vote in favor of this Consent, the General Partner will immediately initiate a procedure to solicit competitive bids for the purchase of all the Partnership Properties. Such procedure, as described below, is designed to obtain a fair market price for the Properties. Upon completion of the sale of the Properties, the assets of the Partnership would be distributed to the Limited Partners, net of all normal and customary costs of such sale, and other reserves as the General Partner deems appropriate (if any). The General Partner believes that such a competitive bid process could reasonably be expected to result in total distributions (operating income and liquidation proceeds) to the Limited Partners equal to $760/Unit, which is 29% more than the Tender Offer Price (adjusted for timing differential).

     Whether more than 50% of the Units (i) elect to tender their Units to USRP in exchange for the Tender Offer Price, or (ii) elect to consent to the Proposed Sale as recommended by the General Partner, the ultimate result will be the same -- liquidation of the Partnership. However, the General Partner believes that the liquidation proceeds to the Limited Partners resulting from the Proposed Sale pursuant to the competitive bid process (see below) would result in total distributions (operating income and liquidation proceeds) 29% higher than the Tender Offer Price (adjusted for timing differential).

COMPETITIVE BID PROCESS

     As set forth above, the aggregate appraisal value of all of the Properties (the "Total Appraised Value") is $18,282,000.
      ---------------------

     The General Partner has identified numerous parties ("Potential Buyers"),
                                                           ----------------
which the General Partner believes have the capacity and interest to purchase all of the Partnership Properties. Within 15 days of receiving Consent authorization from more than 50% of the Units to proceed with the Proposed Sale, the General Partner will solicit bids from the Potential Buyers.

     The General Partner will request that each Potential Buyer sign a Confidentiality Agreement with the Partnership in order to receive a bid package. Such Confidentiality Agreement will restrict the Potential Buyers from utilizing any confidential information disclosed to them with respect to the Partnership or Partnership Properties for any purpose other than bidding on the purchase of all of the Properties. In addition, a Potential Buyer will agree in the Confidentiality Agreement not to purchase, or attempt to purchase, either directly or indirectly, more than 5% of the currently outstanding Units within the following two years, through any means without the express written consent of the General Partner.

     Upon the Partnership's receipt of the signed Confidentiality Agreement, the Partnership will deliver the Potential Buyer a bid package containing information about the Properties. The Potential Buyer will then also have access to additional information concerning the Properties located in a "due diligence room," at the General Partner's offices in Kansas City, Missouri.

     The Properties will be offered for sale pursuant to sealed bids (the "Bids") from the Potential Buyers which must be delivered to the General Partner
 ----
on or before July 15, 1998 (the "Bid Date"), to be held in escrow by Chicago
                                 --------
Title and Trust Company. Each Bid must be all cash, completely unconditional and accompanied by a deposit in the amount of $100,000 (the "Deposit"). No interest
                                                         -------
shall be paid on the Deposits. If a Bid is accepted, the Deposit will become non-refundable.

     The General Partner will review the Bids beginning at 4:00 p.m. CDT on the Bid Date to determine which Bid, or combination of Bids, yields the highest aggregate price for all of the Properties (the "Total Price") which is in excess
                                                -----------
of the "Minimum Purchase Price" (as described below in "DESCRIPTION OF PROPOSED SALE - Purchase Price"). The General Partner will reserve the right to contact Potential Buyers to clarify their Bid and to offer them the option of increasing their Bid for all of the Properties to meet the Total Price, in which case such Potential Buyer may be selected as the Buyer. The General Partner will notify the Potential Buyer(s) by July 23, 1998 if all or a portion of their Bid has been accepted and will enter into a binding Sale Agreement with the successful bidder(s) (the "Buyer(s)"). Closing on the sale of all of the Properties will
                --------
take place simultaneously in the offices of Shughart Thomson & Kilroy, P.C., 120
W. 12th Street, Kansas City, Missouri on or before August 31, 1998, unless extended at the option of the General Partner, in its sole discretion.

PURCHASE PRICE

     The minimum purchase price for all of the Partnership Properties shall be 90% of Total Appraised Value of the Properties (the "Minimum Purchase Price").
                                                     ----------------------
Each Bid shall include both (i) a purchase price for all of the Properties in the aggregate, and (ii) a purchase price for each of the Properties individually. The Total Appraised Value is $18,282,000, so the Minimum Purchase Price is $16,454,000. After deducting ordinary and necessary expenses associated with the Proposed Sale and expenses associated with liquidation, (i) the liquidating distribution to the Limited Partners would be approximately $647/Unit, based upon a sale at the Minimum Purchase Price, and (ii) the liquidating distribution to the Limited Partners based on the appraised value would be approximately $718/Unit. In either event, the General Partner anticipates additional net operating income distributions of $42/Unit.

     Certain fees, costs and expenses will be incurred by the Partnership in the Proposed Sale (the "Expenses"). Such Expenses may include (i) the appraisal
                    --------
fees (ii) title insurance fees, (iii) survey fees, (iv) legal fees, (v) brokerage fees/commissions, (vi) filing fees, and (vii) such other fees and expenses as are ordinary and necessary in connection with a large real estate transaction. The General Partner estimates such Expenses at approximately 4% of the Total Price.

TIMING

     If the Proposed Sale is approved, the General Partner intends to conduct the sale in an aggressive and efficient manner, resulting in timely distributions to Limited Partners. Accordingly, the General Partner has established the following time line goals for completion of the Proposed Sale:


               May 31, 1998        Deadline for receipt of Consent Cards

              June 15, 1998        Send bid packages to Potential Buyers

              July 15, 1998        Deadline for receipt of bid proposals

            August 31, 1998        Closing of Proposed Sale

          November 15, 1998        Final Distribution to Limited Partners

The foregoing are the General Partner's goals for and estimates of the time required for each step of the Proposed Sale. Various delays may be encountered which could result in a later closing date or distribution date.

     Eleven (11) of the Leases contain rights of first refusal, allowing lessees to match any purchase price within 30 days of notice. Under the schedule detailed above, these rights are not expected to have a significant impact on the timing of the Proposed Sale.

ADVANTAGES TO THE LIMITED PARTNERS

     Maximizing Value.  The General Partner believes that the Proposed Sale will
     ----------------
maximize the Partnership's realization of value in the Properties. The Properties are generally leased under 20 year leases, with remaining lease terms between 2 and 15 years. The remaining terms of the Leases are one of the primary factors that a prospective buyer will evaluate in pricing the Properties. As the Leases approach maturity, prospective buyers are likely to attribute a greater discount to the value of the Properties and, therefore, if the Partnership continues to hold the Properties, the General Partner believes that the Properties' fair market value may decrease.

     Improved conditions for the sale of restaurant properties.  As the economic
     ---------------------------------------------------------
well-being of consumers has increased as a result of full employment and strong financial markets, restaurants have seen increased customer traffic. As a result, in many real estate markets, prices for restaurant properties have been increasing. In addition, the low interest rate environment has resulted in improved values for "triple net" leased properties, the value of which generally move inversely with interest rates.

     Lack of an established trading market.  There is currently no active or
     -------------------------------------
established trading market for Partnership Units. The Proposed Sale would provide an efficient and cost effective manner for Limited Partners to realize the value of their Units without having to comply with the conditions and restrictions of selling its Units individually. The General Partner believes that the Proposed Sale is the most attractive opportunity for the Limited Partners to obtain the highest value of their Units because Properties will be sold in a competitive bid process. The General Partner also believes that the Proposed Sale is likely to result in a substantially higher value to Limited Partners than the USRP Tender Offer for Units.

DISADVANTAGES TO LIMITED PARTNERS

     There is no assurance that (i) the Partnership will be successful in obtaining a Bid or Bids equal to the Minimum Purchase Price, (ii) the Partnership will be successful in consummating the Proposed Sale with any Buyer(s), or (iii) that the ultimate per Unit liquidation proceeds to the Limited Partners will exceed the Tender Offer Price. If the Proposed Sale is not consummated, the Partnership will continue to own the Properties, but the Limited Partners may be unable to sell their Units to USRP (or any other party) at the Tender Offer Price.

     While the General Partner believes that the Proposed Sale would be in the best interests of the Limited Partners to maximize value, as opposed to the USRP Tender Offer, each Limited Partner should consider the following factors in evaluating the Proposed Sale. Upon the completion of the liquidation, Limited Partners will no longer receive distributions of cash flows from operations since the Partnership will no longer be operating the Properties. (Note that, unlike the Tender Offer, the Limited Partners will be entitled to receive distributions of net income earned through the date of the sale of the Properties.) However, Limited Partners will receive a distribution of the net proceeds from the sale of Properties, after deduction of certain expenses and fees as described above. Limited Partners will be subject to capital gains taxes to the extent the net proceeds from the Proposed Sale per Unit exceeds the Limited Partners' adjusted tax basis in each Unit. Finally, Limited Partners will not benefit from future appreciation, if any, in the value of the Properties if the Properties are sold.

ADVANTAGES TO THE GENERAL PARTNER

     The Partnership Agreement and the Permanent Manager Agreement (the "PMA")
                                                                         ---
both provide for the General Partner to receive up to a 3% commission ("Disposition Fee") on the sale of any Partnership properties if it provides a
  ---------------
substantial portion of the services in the sales effort. If the Proposed Sale occurs, the General Partner will collect such Disposition Fee earlier than it might otherwise if the Partnership remained an ongoing concern, but conversely the General Partner will not be entitled to future management fees following liquidation of the Partnership. Such Disposition Fee may be avoided if the Units of the Partnership are purchased pursuant to the Tender Offer and the Properties are later acquired by USRP by merger or liquidation of the Partnership.

             FEDERAL INCOME TAX CONSEQUENCES OF THE PROPOSED SALE
             ----------------------------------------------------

     The following is a summary of the material Federal income tax consequences which may affect a Limited Partner resulting from the Proposed Sale. This summary is not intended as a substitute for careful tax planning, and consequences may vary according to each Limited Partner's individual circumstances.

     This summary is based on the Internal Revenue Code of 1986, as amended ("Code"), as well as currently existing regulations thereunder, judicial
  ----
decisions and current administrative rules and practices. The following discussion does not discuss the impact, if any, state or local taxes may have on the Proposed Sale. Furthermore, no assurance can be given as to the accuracy or completeness of this summary.

TAXATION OF PARTNERSHIPS IN GENERAL

     An entity classified as a partnership for federal income tax purposes is not subject to federal income tax. Rather, income or loss "flows through" the partnership to the partners, who are taxed individually on their allocable shares of partnership income, gain, loss or deductions. However, the partnership is a tax reporting entity that must file an annual return disclosing the partnership's gain or loss. The tax treatment of partnership items of taxable income or loss is generally determined at the partnership level. Each partner is required to treat partnership items on its return in a manner consistent with the treatment of such items on the partnership return and may be penalized for intentional disregard of the consistency requirement. Each partner must account for its allocable share of partnership taxable income or loss in computing its income tax, whether or not any actual cash distribution is made to such partner during its taxable year.

BASIS OF PARTNERSHIP INTERESTS

     A partner's basis in its unit is equal to its cost for such unit, reduced by its allocable share of partnership distributions, taxable losses and expenditures of the partnership not deductible in computing its taxable income and not properly chargeable to its capital account, and increased by its allocable share of partnership taxable profits, income of the partnership exempt from tax and additional contributions to the partnership. For purposes of determining basis, an increase in a partner's share of partnership liability is treated as a contribution of money by that partner to the partnership. Conversely, a decrease in its share of partnership liability is treated as distribution of money from the partnership. Generally, a partner may not take recourse liability into account in determining its basis except to the extent of any additional capital contribution it is required to make under the partnership agreement. However, if a partnership asset is subject to a liability for which no partner has any personal liability, in general, the partner's allocable share of the nonrecourse liability will be taken into account to determine basis.


EFFECT OF THE PROPOSED SALE

     The Proposed Sale will be a taxable event to the Limited Partners. Gain or loss on a sale generally will be measure by the difference between the net amount realized (after deducting ordinary and necessary expenses of the sale) and the adjusted basis of the assets that are sold. Generally the amount realized is the sum of any money received, plus the fair market value of any property received, plus the amount of liability from which the Partnership is discharged as a result of the sale. The adjusted basis of property is generally the initial tax basis less deductions, allowed or allowable, for depreciation.

     A substantial portion of the assets to be sold, including building, land and equipment, which were held for more than one year are expected to be treated as "section 1231 assets." Section 1231 assets are property used in the trade or business of a character which is subject to the allowance for depreciation, held for more than one year, and real property used in the trade or business held for more than one year. Gains or losses from the sale of section 1231 assets would be combined with any other section 1231 gains or losses incurred by the Partnership in that year, and the section 1231 gains or losses would be allocated to the Limited Partners as provided in the Partnership Agreement.

EFFECT OF LIQUIDATION

     Generally, upon the liquidation of a partnership, gain will be recognized by and taxable to a partner to the extent the amount of cash distributed to it exceeds the partner's basis in its Unit at the time of distribution. Any gain or loss which a Limited Partner recognizes from a liquidating distribution is generally taxed as capital gain or loss. However, any income or loss received from the normal operations of the partnership during the year of liquidation, may constitute ordinary income or loss.

     Any capital gain or loss will be treated as long-term if the Limited Partner has held its Units for more than eighteen months when the liquidation is consummated. For non-corporate limited partners, long-term capital gains are generally taxed at a 20% rate. If the Limited Partner has held his units more than one year, but less than 18 months, such gain will be a mid-term capital gain. Mid-term capital gains are generally taxed at a 28% rate. If the Limited Partner has held its Units for less than a year, any gain will be a short-term capital gain. Short-term capital gains are taxed as ordinary income. Capital losses generally are deductible only to the extent of capital gains plus, in the case of a non-corporate Limited Partner, up to $3,000 of ordinary income. Capital losses realized upon the liquidation may be utilized to offset capital gains from other sources and may be carried forward, subject to applicable limitations.

EXEMPT EMPLOYEE TRUSTS AND INDIVIDUAL RETIREMENT ACCOUNTS

     Tax-exempt organizations, including trusts which hold assets of employee benefit plans, although not generally subject to federal income tax, are subject to tax on certain income derived from a trade or business carried on by the organization which is unrelated to its exempt activities. However, such unrelated business taxable income does not in general include income from real property, gain from the sale of property other than inventory, interest, dividends and certain other types of passive investment income that is derived from "debt-financed properties" as defined in Section 514 of the Code. Further, if, as the Partnership believes, the Properties are not characterized as "inventory," and are not held primarily for sale to customers in the ordinary course of the Partnership's business, the income from the sale of the Properties should not constitute unrelated business taxable income. Finally, the Partnership's temporary investment of funds in interest-bearing instruments and deposits also should not give rise to unrelated business taxable income.

THE FOREGOING ANALYSIS CANNOT BE, AND IS NOT INTENDED AS, A SUBSTITUTE FOR CAREFUL TAX PLANNING. LIMITED PARTNERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THEIR OWN TAX SITUATIONS AND THE EFFECTS OF THIS TRANSACTION AS TO FEDERAL TAXES INCLUDE, BUT NOT LIMITED TO, INCOME AND ESTATE TAXES.

               DISTRIBUTION UPON LIQUIDATION OF THE PARTNERSHIP
               ------------------------------------------------

     Upon completion of the Proposed Sale, the Partnership will be dissolved and its business wound up in accordance with Article VIII of the Partnership Agreement. The sale proceeds, after establishing any necessary cash reserves to cover liabilities, will be distributed to the Limited Partners and the General Partner in the manner set forth in the Partnership Agreement, although the distribution to the General Partner is expected to be limited to the minimum amount necessary to cover its tax obligations on its portion of the Partnership's income resulting from the liquidation. In addition, pursuant to Paragraph 24 of the Permanent Manager Agreement between the Partnership and the General Partner, the Partnership will use approximately $70,000 from the Indemnification Trust to purchase general liability insurance coverage in a policy that will cover a 5 year "tail" period. The insurance will cover the General Partner from claims arising from or related to the General Partner's operation of the Partnership. The insurance will not include coverage for criminal acts or fraud. The remainder of the amounts in the Indemnification Trust, approximately $230,000, will be distributed with the sale proceeds during liquidation.

     While the Minimum Price provides a floor on the amounts to be received in the proposed sale, the General Partner believes that there is a reasonable likelihood that the Properties will actually be sold at or above their appraised values. The General Partner estimates that a sale of the Properties at the appraised values will, after deducting all expenses associated with this consent solicitation, the sale of properties and establishment of required reserves, result in a liquidating distribution to the Limited Partners of approximately $718 per Unit. If a final liquidating distribution of $718 per Unit is achieved, together with distributions of income earned during the period of January 1, 1998 through August 31, 1998 of approximately $42/Unit, then Limited Partners will have received a total of $1,652 to $1,549 per Unit in distributions over the life of the Partnership (from the first Unit sold in 1986 to the last in March of 1988). For additional information regarding the calculation of the estimated liquidating distribution upon a sale at The Minimum Price, the appraised value, and at 10% above the appraised value, see Note 3 to the "Pro Forma Unaudited Financial Data," below.

                            REGULATORY REQUIREMENTS
                            -----------------------

     Other than the requirement under Wisconsin law that the Partnership file a Certificate of Cancellation to dissolve the Partnership, there are no federal or state regulatory requirements that apply to the Proposed Sale.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
               -------------------------------------------------

     The following document filed by the Partnership with the Securities & Exchange Commission are hereby incorporated in this Consent Statement by reference:

     Annual Report on Form 10-K for the fiscal year ended December 31, 1997 ("Form 10-K"), previously mailed to all partners on or about April 3, 1998.

     All reports and other documents filed by the Partnership after the date of this Consent Statement pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 and prior to the final date on which written consents may be received shall be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such reports or documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Consent Statement to the extent that a statement contained herein or in another document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Consent Statement.

                      PRO FORMA UNAUDITED FINANCIAL DATA
                      ----------------------------------

     The following unaudited pro forma balance sheet assume that as of December 31, 1997, the Partnership had sold the Properties for $18,282,000 and liquidated the Partnership. The funds available for distribution to Limited Partners, adjusting for payment of liabilities of the Partnership, expenses and prorations of sale and expenses of liquidation, are expected to total approximately $17,942,000.

     The unaudited pro forma balance sheet should be read in conjunction with the appropriate notes to the unaudited pro forma balance sheet.

ALL OF THE FOLLOWING UNAUDITED PRO FORMA FINANCIAL DATA IS BASED UPON AMOUNTS AS OF DECEMBER 31, 1997. FINAL RESULTS MAY DIFFER FROM SUCH INFORMATION.

                DIVALL INSURED INCOME FUND LIMITED PARTNERSHIP
                            PRO FORMA BALANCE SHEET

                              DECEMBER 31-DEC-97
                                  (UNAUDITED)

                                                                               PRO FORMA ADJUSTMENTS
                                                                   ----------------------------------------------
                                                                     SALE OF         SALE OF
                                                    HISTORICAL      PROPERTY        REMAINING     LIQUIDATION &     PRO FORMA
                                                   DECEMBER 31,      JAN-98        PROPERTIES       DISSOLUTION     DECEMBER 31,
                                                       1997         (NOTE 1)        (NOTE 2)         (NOTE 3)         1997
                                                   -------------   -----------   ---------------  ---------------   -----------
                ASSETS
Investment Properties                               $14,850,000     ($200,000)     ($14,650,000)              $0          $0

Cash and cash equivalents, at cost
    which approximates market value                     644,000       (20,000)       17,137,000      (17,761,000)          0
Cash held in indemnification trust                      300,000                                         (300,000)          0
Receivables and prepaid assets                          228,000                                         (228,000)          0
Deferred rent receivable                                189,000                        (189,000)                           0
Deferred fees, net of amortization                      103,000                        (103,000)                           0

                                                   -------------   -----------   ---------------  ---------------   -----------
Total assets                                        $16,314,000     ($220,000)       $2,195,000     ($18,289,000)         $0
                                                   =============   ===========   ===============  ===============   ===========

   LIABILITIES AND PARTNERS' CAPITAL

Mortgage notes payable                                 $475,000     ($240,000)        ($235,000)                          $0
Due to current General Partner                            2,000                                           (2,000)          0
Accounts payable and accrued expenses                    80,000                                          (80,000)          0
Security deposits                                       125,000                        (125,000)                           0
Unearned rental income                                   54,000                         (54,000)                           0

                                                   -------------   -----------   ---------------  ---------------   -----------
                                                        736,000      (240,000)         (414,000)         (82,000)          0
                                                   -------------   -----------   ---------------  ---------------   -----------

Partners' Capital:
    General Partner                                      37,000           200            26,000          (63,200)          0
    Limited Partners                                 15,541,000        19,800         2,583,000      (18,143,800)          0

                                                   -------------   -----------   ---------------  ---------------   -----------
                                                     15,578,000        20,000         2,609,000      (18,207,000)          0
                                                   -------------   -----------   ---------------  ---------------   -----------

Total Liabilities and Partners' Capital             $16,314,000     ($220,000)       $2,195,000     ($18,289,000)         $0
                                                    ============    ==========    ==============   ==============    ==========

           See accompanying notes to pro forma financial statements.

                DIVALL INSURED INCOME FUND LIMITED PARTNERSHIP
                  NOTES TO UNAUDITED PRO FORMA BALANCE SHEET

Note 1
------
     During January 1998, the Partnership sold a parcel of vacant land in Colorado Springs for $235,000, resulting in a net gain, after selling commissions, of approximately $20,000. The net proceeds from this sale of approximately $220,000 were used to repay a line of credit outstanding at December 31, 1997.


Note 2
------
     The pro forma balance sheet assumes that the Partnership's remaining properties have been sold for $18,282,000 (the appraised value).

     The estimated gain recognized from the sale of the remaining properties has been computed as follows:

          Total contract sale price (at appraised value)                                   $18,282,000
               Less:   Net book value of real estate investment properties                 (14,650,000)
                       Disposition fee (a)                                                    (548,000)
                       Other expenses of sale (primarily legal fees and title insurance)      (183,000)
                       Write-off of non-cash assets                                           (292,000)
                                                                                         -------------
          Net gain on sale of real estate (at appraised value)                             $ 2,609,000
                                                                                         =============

(a) All or part of the disposition fee may be paid to an affiliate of the general partner pursuant to the terms of the Permanent Manager Agreement and the amended Partnership Agreement. Services to be provided by the general partner post-liquidation include administrative services pertaining to any future IRS and state tax audits for all open years as well as all other ongoing partnership recordkeeping requirements.


Note 3
------
     The costs of dissolution and liquidation of the Partnership are estimated at $265,000, including $70,000 for the purchase of general partner liability insurance in exchange for the release of the Partnership's Indemnification Trust in the amount of approximately $300,000.00

     The estimated distribution of available funds in liquidation of the Partnership to limited partners as of December 31, 1997, based on three estimated selling price scenarios has been computed as follows:

                                                                                                 Sale Price
                                                                                  -----------------------------------------
                                                                                    10% Below     Appraised     10% Above
                                                                                    Appraisal       Value       Appraisal
                                                                                  ------------   ----------   -------------
       Total contract sale price                                                  $16,454,000    $18,282,000   $20,110,000)
       Liabilities transferred in sale                                               (179,000)      (179,000)     (179,000)
       Repayment of mortgage notes                                                   (235,000)      (235,000)     (235,000)
       Disposition fee per Permanent Manager Agreement                               (494,000)      (548,000)     (603,000)
       Other expenses of sale (primarily legal fees and title insurance)             (165,000)      (183,000)     (201,000)
                                                                                  -----------    -----------   -----------

           Adjusted cash received                                                  15,381,000     17,137,000    18,892,000)

           Add:   Current liquid assets of the Partnership (including
                    indemnification trust account)                                  1,172,000      1,172,000     1,172,000
           Less:  January note repayment, net of property sale                        (20,000)       (20,000)      (20,000)
                  Current liabilities of the Partnership                              (82,000)       (82,000)      (82,000)
                  Estimated expenses of liquidation and dissolution                  (265,000)      (265,000)     (265,000)
                                                                                  -----------    -----------   -----------

           Estimated cash available for final distribution                        $16,186,000    $17,942,000   $19,697,000
                                                                                  ===========    ===========   ===========

           Estimated distribution to Limited Partners per $1,000 unit assuming
               liquidation retroactively to December 31, 1997                            $647           $718          $788
                                                                                  ===========    ===========   ===========

                             * * * IMPORTANT * * *

     Your consent is important! Please take a moment to sign, date and promptly mail your GRAY consent card to:
----

                             The Provo Group, Inc.
                             c/o ReSource Phoenix
                                  PO Box 2609
                          San Rafael, CA  94912-9890

     If you have any questions ro need assistance please call:

                             THE PROVO GROUP, INC.
                             ---------------------

                                 1-800-54PROVO
                                1-800-547-7686
                            1-888-842-4058 ext 231
                                1-608-244-7661

                DIVALL INSURED INCOME FUND LIMITED PARTNERSHIP,
                        A WISCONSIN LIMITED PARTNERSHIP

                     CONSENT OF LIMITED PARTNER TO SALE OF
                       ALL OF THE PARTNERSHIP'S PROPERTY

     The undersigned Limited Partner acknowledges receipt of the Consent Statement dated April 23, 1998 respecting the proposed sale of the Partnership's properties and the subsequent liquidation of the Partnership. The undersigned Limited Partner understands that the General Partner is seeking the consent of the Limited Partners to a sale of the Partnership's properties at a Minimum Sale Price of $16,454,000, to one or more buyers.

     THE GENERAL PARTNER RECOMMENDS A VOTE FOR A SALE OF THE PARTNERSHIP'S PROPERTIES.

     THIS PROPOSED SALE OF THE PARTNERSHIP'S PROPERTIES REQUIRES THE APPROVAL BY THE HOLDERS OF MORE THAN 50% OF THE OUTSTANDING UNITS OF THE PARTNERSHIP.

     PLEASE CHECK THE APPROPRIATE BLANK BOX ON THE REVERSE SIDE OF THIS CARD IN BLUE OR BLACK INK TO INDICATE YOUR VOTE ON THIS MATTER.

          Consent to the Sale of the Partnership's Properties: proposal to authorize the General Partner to sell all of the Partnership's properties at a gross purchase price of not less than $16,454,000. Approval of a sale of the Partnership's properties will also be deemed a consent to the termination and dissolution of the Partnership (upon completion of the sale).

                  FOR [  ]     AGAINST [  ]     ABSTAIN [  ]


               _________________________________________    Date:_____________
               Signature of Unit Holder


               _________________________________________
               Print Name

[Label]

               _________________________________________    Date:_____________
               Signature of Unit Holder, if held jointly


               _________________________________________
               Print Name

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THE ABOVE LABEL REPRESENTING YOUR LIMITED PARTNERSHIP INTEREST. WHEN SUCH INTEREST(S) ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE OF SUCH. IF A CORPORATION, PLEASE HAVE SIGNED IN FULL CORPORATE NAME BY THE PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE HAVE SIGNED IN THE PARTNERSHIP'S NAME BY AN AUTHORIZED PERSON.